Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE MERRILL LYNCH RETAILING LEADERS CONFERENCE

CHESAPEAKE, Va. - March 17, 2006 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the Merrill Lynch Retailing Leaders Conference being held on March 21 - 22, 2006, at The Pierre, in New York City. Dollar Tree’s presentation is scheduled for Wednesday, March 22, at approximately 10:00 am EST. Bob Sasser, President and CEO, will discuss Dollar Tree’s business and growth plans. A live audio-only web cast of the Company’s presentation at the Merrill Lynch conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Wednesday, March 29, 2006.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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